UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     October 15, 2009 (October 8, 2009)

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Date of Report (Date of earliest event Reported)

     L & L INTERNATIONAL HOLDINGS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 101, Seattle WA 98188
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(Address of principal executive offices) (Zip Code)

     (206) 264-8065
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Registrant’s Telephone Number, Including Area Code

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

     This Form 8-K and other reports filed by L & L International Holdings, Inc. (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

     Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

     The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreements described below, which are attached to this Current Report on Form 8-K as exhibits.

Common Stock and Warrant Financing

     On October 8, 2009, L&L International Holdings, Inc., a Nevada corporation (the "Company") entered into a Securities Purchase Agreement, the form of which is attached hereto as Exhibit 10.1 (the "Purchase Agreement"), with the purchasers named therein (the "Buyers"). Laidlaw & Company (UK) Ltd. (“Laidlaw”) acted as the placement agent and financial advisor for this transaction. Pursuant to the Purchase Agreement, the Company shall issue Units ( the "Units") to the Buyers, consisting of common stock and common stock warrants. Each Unit purchased consisted of one share of unregistered common stock of the Company (the "Common Stock") and 6/10ths of a warrant (the "Warrants") to purchase a share of common stock at an exercise price of $5.62 per share and expiring in October 2014 (as exercised, collectively the "Warrant Shares"). Each Unit was priced at $3.90. The Company sold a total of 1,371,021 Units for gross proceeds of $5,346,980 and representing 1,371,021 shares of Common Stock. The transaction closed on October 8, 2009.

     The Buyers received Warrants in the form attached hereto as Exhibit 10.2. Pursuant to the terms of Warrants, the Buyers are entitled to purchase up to approximately 822,613 shares of Common Stock of the Company at an exercise price of $5.62 per share. The Warrants have a term of 60 months after the issue date of October 8, 2009. The exercise price and number of shares issuable upon exercise of the Warrants are subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The Warrants also have a cashless exercise provision that such holders may utilize after six months from the issuance date of such warrant if a registration statement covering the shares of Common Stock underlying the Warrants is not available to the Warrant holders and a provision which limits the Warrant holders right to exercise the Warrant if such exercise would result in the holder owning more than 9.99% of the Company’s outstanding common stock.

     The securities sold pursuant to the Purchase Agreements have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Registration Rights Agreements (the “Registration Rights Agreement”), in the form attached hereto as Exhibit 10.3, the Company is required to file a registration statement on Form S-1 or Form S-3 (the "Registration Statement") within 90 days after the closing of the transaction for purposes of registering the resale of all of the Common Stock and any shares of capital stock of the Company issued or issuable with respect to the Warrant Shares and the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the Warrants (together with the Warrant Shares, the "Registrable Securities"). If the Company fails to timely file the Registration Statement by the filing deadline, it will be required to pay cash penalties in the amount of one percent (1%) of the Unit price up to a maximum of six percent (6%), subject to the terms of the Registration Rights Agreement.

     In connection with this transaction, Mr. Dickson V. Lee (“Mr. Lee”), the Company’s Chief Executive Officer, the Company and the Buyers entered into a Make Good Escrow Agreement in the form attached hereto as Exhibit 10.4, pursuant to which Mr. Lee agreed to place a certain number of the Company's common shares that he owns into escrow (the “Escrow Shares”). Pursuant to the terms of the Make Good Escrow Agreement, one-half of the Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $32,040,000 in after tax net income before minority interest (calculated in accordance with U.S. GAAP, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010 (“2010 Form 10-K”) and as adjusted under the terms of the Make Good Escrow Agreement) for the fiscal year ended April 30, 2010; otherwise, these Escrow Shares will be distributed to the Buyers in proportion to each Buyer’s purchase price for its Units. Likewise, the remaining half of the Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $108,118,950 in net revenues (calculated in accordance with U.S. GAAP, as reported in the 2010 Form 10-K and as adjusted under the terms of the Make Good Escrow Agreement); otherwise, these Escrow Shares will be proportionately distributed to the Buyers.

     The financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

     Laidlaw acted as the placement agent and financial advisor for this transaction. Laidlaw received cash fees consisting of eight percent (8%) of the gross proceeds and warrants to purchase 109,682 shares of the Company's common stock at $6.11 per share under the same terms as the Unit warrants.

     On October 9, 2009, the Company issued the press release attached hereto as Exhibit 99.1 regarding the private financing transaction described in this report.

     The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1 through 10.5, each of which is incorporated herein by reference.

Item 3.02 Sale of Unregistered Securities

       The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

     As set forth under Item 1.01 above, on October 8, 2009, the Company entered into a Securities Purchase Agreement with the Buyers for the issuance of an aggregate 1,371,021 Units, with each Unit consisting of one share Common Stock and 6/10ths of a warrant to purchase a share of common stock at an exercise price of $5.62 per warrant share and expiring in October 2014 to certain investors and as placement fees for the Transaction. All of these investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act of 1933, as amended. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 7.01 Regulation FD Disclosure

     On October 9, 2009, in the press release attached hereto as Exhibit 99.1, we also reaffirmed our earnings guidance for the fiscal year ended April 30, 2010.

     The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" with the Securities and Exchange Commission nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits.
Exh. No.	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

10.4	Form of Make Good Escrow Agreement

10.5	Form of Escrow Agreement

99.1	Press Release dated October 9, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L INTERNATIONAL HOLDINGS, INC.

(Registrant)

Date: October 15, 2009

By: /s/ Dickson V. Lee Dickson V. Lee, Chief Executive Officer